UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2002

Loudcloud, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32377	94-334-0178
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300

(Registrant's telephone number, including area code)

ITEM 5:   OTHER EVENTS

          On July 31, 2002, we received notice that Qwest Communications Corporation filed a demand for arbitration under the Commercial Arbitration Rules of the American Arbitration Association, claiming that we have breached our Amended and Restated Ethernet Collocation Internet Access Service Agreement, Amended and Restated Reseller Agreement and Confidentiality Agreement, and seeking monetary damages, title to certain items of equipment and declaratory relief. We believe that we have not breached any of the agreements. In addition, there has not been any degradation of service with respect to our joint customers and we expect to continue to provide service to these customers. We intend to engage in discussions with Qwest to resolve the matter. We strongly deny Qwest’s allegations and will defend ourselves vigorously. The filing of the claims by Qwest will not prevent the closing of the sale of our managed services business to EDS or affect our Opsware license arrangements with EDS.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

          This Current Report on Form 8-K contains forward-looking statements regarding our expectations that we will continue to provide services to our joint Loudcloud-Qwest customers and that we will be able to engage Qwest in discussions to resolve the matter. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that we will not be able to reach agreement, in the near future or at all, with Qwest, that we may not be able to continue to service our joint customers, that the closing of the acquisition of the managed services business by EDS may not occur in the time frame indicated or at all and that the outcome of litigation is inherently uncertain, and there can be no assurance that we will not be materially affected. More information about these and other factors that could affect Loudcloud’s business and financial results is included in Loudcloud’s definitive proxy statement filed with the SEC on July 10, 2002, Form 10-K filed with the SEC on May 1, 2002 (as amended on June 20, 2002) and Loudcloud’s Form 10-Q filed with the SEC on June 14, 2002 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 2, 2002	LOUDCLOUD, INC.

	By:	/s/ Jordan J. Breslow
Jordan J. Breslow
General Counsel and Secretary